NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended June 30, 2002

1.   Avado Brands, Inc., 11.750%, due 06/15/2009
o    Reason for Default: Bankruptcy
o    Date of Default:  12/15/2001
o    Principal Amount:  1,135,000
o    Amount of Default:  $25,502.39
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $22.47

2.   Dictaphone Corp., 11.750%, due 08/01/2005
o    Reason for Default:  Bankruptcy
o    Date of Default:  08/01/2000
o    Principal Amount:  4,750,000
o    Amount of Default:  $1,066,638.89
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $224.56

3.   GNI Group Inc., 10.875%, due 07/15/2005
o    Reason for Default:  Bankruptcy
o    Date of Default:  07/15/2000
o    Principal Amount:  250,000
o    Amount of Default:  $53,166.66
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $212.67

4.   Intermadia Communication, 8.600%, due 06/01/2008
o    Reason for Default:  Bankruptcy
o    Date of Default:  06/01/2002
o    Principal Amount:  705,000
o    Amount of Default:  $0.00
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $0.00

5.   Kaiser Alum & Chem Sr. Nts., 12.750%, due 02/01/2003
o    Reason for Default:  Bankruptcy
o    Date of Default:  02/01/2002
o    Principal Amount:  780,000
o    Amount of Default:  $40,885.00
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $52.42

6.   Laidlaw, Inc., 7.650%, due 05/15/2006
o    Reason for Default:  Bankruptcy
o    Date of Default:  05/15/2000
o    Principal Amount:  4,000,000
o    Amount of Default:  $649,400
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $162.35

7.   Murrin Murrin Holdings, 9.375%, due 08/31/2007
o    Reason for Default:  Bankruptcy
o    Date of Default:  03/01/2002
o    Principal Amount:  875,000
o    Amount of Default:  $26,888.02
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $30.73

NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended June 30, 2002

8.   Nextlink Communications, 10.750%, due 11/15/2008
o    Reason for Default:  Bankruptcy
o    Date of Default:  11/15/2001
o    Principal Amount:  990,000
o    Amount of Default:  $66,219.99
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $66.89

9.   Osprey Trust, 8.310%, due 01/15/2003
o    Reason for Default:  Bankruptcy
o    Date of Default:  07/15/2001
o    Principal Amount:  1,050,000
o    Amount of Default:  $48,521.16
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $46.21

10.  US Airways, Inc., 9.820%, due 01/01/2013
o    Reason for Default:  Bankruptcy
o    Date of Default:  07/01/2002
o    Principal Amount:  1,420,000
o    Amount of Default:  $0.00
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $0.00

11.  Worldcom, Inc., 6.400%, due 08/15/2005
o    Reason for Default:  Bankruptcy
o    Date of Default:  02/15/2002
o    Principal Amount:  1,410,000
o    Amount of Default:  $13,285.33
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $9.42

12.  Worldcom, Inc., 6.950%, due 08/15/2028
o    Reason for Default:  Bankruptcy
o    Date of Default:  02/15/2002
o    Principal Amount:  1,880,000
o    Amount of Default:  $15,697.34
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $8.35